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                                                                    EXHIBIT 10.7

                                   Exhibit A-1

      This Exhibit A-1 amends and supersedes in its entirety Exhibit A to the Management Agreement dated July 30, 2004, between GP Strategies Corporation ("GP") and National Patent Development Corporation ("NPDC").

1. Effective July 1, 2005, the Services to be provided by GP to NPDC shall consist solely of the following:

      a. GP's in-house counsel shall provide NPDC and its subsidiaries with legal advice concerning matters that do not require involvement of outside counsel and with assistance in supervising matters that are referred to outside counsel. All fees and expenses of outside counsel and other experts shall be borne by NPDC.

         b. GP shall assist NPDC to comply with federal, state and local laws and governmental regulations applicable to the business operations of NPDC and its subsidiaries, including but not limited to preparation and filing of tax returns, reports and other filings with public authorities. All taxes, filing fees, penalties, interest and other out-of-pocket expenses shall be borne by NPDC.

      c. GP shall provide NPDC with corporate secretarial administrative support to maintain records of proceedings of NPDC's board of directors and stockholders, stockholder and stock transfer records, stock registration with the Securities & Exchange Commission, compliance with stock exchange/NASDAQ listing/trading requirements, and similar secretarial functions.

      d. GP shall provide NPDC with executive management consulting and other support to assist NPDC with business performance and development, including the services of Jerome Feldman ("Feldman") as NPDC's Chief Executive Officer.

2. As compensation for the Services, beginning July 1, 2005, NPDC shall pay to GP a yearly fee (the "Fee") of at least Nine Hundred Sixty-Nine Thousand Five Hundred Two Dollars ($969,502.00) in equal monthly installments of Eighty Thousand Seven Hundred Ninety-two Dollars ($80,792.00) each. The Fee includes Six Hundred Ninety-Seven Thousand Eight Hundred Dollars ($697,800.00) for the period July 1, 2005 - June 30, 2006, representing approximately 80% of the cost of the compensation and benefits provided by GP to Feldman. The Fee shall be increased by 80% of any increase in the cost of compensation and/or benefits required to be provided to Feldman under his employment agreement with GP. For the period July 1, 2006 - June 30, 2007, the Fee shall be increased by at least Twenty Six Thousand Dollars ($26,000.00), representing 80% of the scheduled annual salary increase under Feldman's employment agreement. If this Management Agreement expires, terminates or is otherwise not extended through at least May 31, 2007, then NPDC shall remain liable for paying to GP 80% of the cost of the compensation and benefits provided by GP to Feldman under his employment agreement for any period following the end of the Management Agreement through May 31, 2007. The Fee for other Services under this Management Agreement shall be subject to change if the Services change. Any change in the Fee for such other Services shall be evidenced by a written amendment to the Management Agreement or this Exhibit A-1

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                                                                    EXHIBIT 10.7

and signed by representatives of GP and NPDC. NPDC shall pay GP the Fee in installments on the first day of each calendar month without demand. A monthly fee installment may be reduced by any mutually agreed charges relating to the use of common facility space. The provisions of this Exhibit A-1 shall survive the expiration or termination of the Management Agreement.

3. Except as modified by this Exhibit A-1, the Management Agreement shall remain in effect as if this Exhibit A-1 had not been entered into.

IN WITNESS WHEREOF, GP and NPDC have caused this Exhibit A-1 to be executed by their authorized representatives as of July 1, 2005.

GP Strategies Corporation                National Patent Development Corporation

By: ________________________             By: ______________________________
    Title:                                   Title: